UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 29, 2013
Date of Report (Date of earliest event reported)

TECHNOLOGIES SCAN CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

331 Labelle, St-Jerome Quebec, Canada	J7Z 5L2
(Address of principal executive offices)	(Zip Code)

(855) 492-5245
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

The Board of Directors (the "Board") of Technolgies Scan Corp., a Nevada corporation (the "Company"), accepted the resignation from Ghislaine St-Hilarie as the President/Chief Executive Officer and a member of the Board of Directors effective as of August 29, 2013. Simultaneously, the Board of Directors approved the appointment of Patrick Aube as the President/Chief Executive Officer and a member of the Board of Directors of the Company effective August 29, 2013. The appointment of Mr. Aube as the President/Chief Executive Officer and a member of the Board of Directors was in accordance with those certain terms and provisions of the letter of intent dated as of April 27, 2013, and as amended May 17, 2013 (the "Letter of Intent") with Social Geek Media Inc., a private company organized under the laws of Canada ("Social Geek").

Biography

Patrick Aubé is the chief executive officer and founder of Proteïna21 Corporation (proteina21.com) whose mission is to help clients enjoy a healthy lifestyle through weight loss programs, physical activities and nutritional supplements. Mr. Aube has been the chief executive officer of Proteina21 Corporation for approximately one year. During the past three years Mr. Aube was also the founder of CMI (Internet Marketing Center), and co-author of a bestseller for an Internet marketing training course which is sold in approximately 43 countries. He is the owner of www.chezmaya.com, which is one of the most popular francophone Web sites in Canada with over 1,500,000 visitors a month. In 2007, Mr. Aube launched Social Geek Media, a consulting firm specializing in social media and in business optimization. Lastly, during the past two years,  Mr. Aube was also the founder of Immo123, a technology company (immo123.ca), that offers an online solution allowing real estate agents to have a website synchronized with real estate boards in a few mouse clicks.

Prior to becoming an expert in the Internet, Mr. Aube launched a business assembling and selling computers in 1995. Five years later, Mr. Aube sold the business which had grown to sixteen stores, one assembly plant, 130 employees and over $20 million in yearly revenue.

Mr. Aube has an extensive background in Web technologies and he is a sought after public speaker and Internet business consultant. Mr. Aube was a finalist in the media category for Ernst & Young’s 2010 Entrepreneur of the year for the Province of Quebec.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHNOLOGIES SCAN CORP.
DATE: August 30, 2013	/s/ Patrick Aube
Name: Patrick Aube Title: President